Exhibit 22J-
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report, dated October 29, 2004, for the TrendStar Investment Trust (formerly the Sirius Investment Trust), comprised of the TrendStar Small-Cap Fund and the TrendStar American Endeavor Fund (the "Funds") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 to TrendStar Investment Trust's Registration Statement on Form N-1A (file No. 333-107192 and 811-21405), including the heading "Accountants" in the Statement of Additional Information of the Fund.

     Cohen McCurdy, Ltd.
     Westlake, Ohio
     December 14, 2004